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                                                                   EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Adelphia Communications Corporation on Form S-4 of our reports dated June 25, 1993 and March 17, 1993 for Adelphia Communications Corporation and subsidiaries and Olympus Communications, L.P. and subsidiaries, respectively, appearing in the Annual Report on Form 10-K of Adelphia Communications Corporation for the year ended March 31, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche
March 4, 1994
Pittsburgh, Pennsylvania